EXHIBIT 10.1

CITY OFFICE REIT, INC.

EQUITY INCENTIVE PLAN

PERFORMANCE RESTRICTED STOCK UNIT AWARD AGREEMENT

This Award Agreement (the “Award Agreement”) is made as of [DATE] by and between City Office REIT, Inc. (the “Company”) and [INDIVIDUAL] (the “Participant”) to effect the grant of Restricted Stock Units under the Company’s Equity Incentive Plan (the “Plan”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to such term in the Plan or in the Employment Agreement.

1. Grant of Units and DER. Effective as of [DATE] (the “Grant Date”), the Participant has been granted a target of [NUMBER] Restricted Stock Units (the “Units”), each representing the right to receive Shares (or cash of equivalent value) upon settlement as set forth herein. In addition, effective as of the Grant Date, the Participant has been granted an equivalent DER (as defined in the Plan), providing that, as dividends are paid on Shares, the Participant automatically shall be issued additional Restricted Stock Units (the “Additional Units”) covering that number of Shares with a value equivalent to the total dividends that would be paid during the period that the Units are outstanding on the number of Shares equal to the number of Units and Additional Units divided by the fair market value of the Shares on the dividend payment date. The Additional Units shall vest to the extent that the underlying Units vest and shall be subject to the same restrictions and be paid at the same time as the Units. For the avoidance of doubt, to the extent that the Participant is a party to an Employment Agreement, the grant of the Units hereunder shall be considered Equity Plan Participation under the Employment Agreement. Notwithstanding the foregoing, in no event shall the number of Shares issuable pursuant to the Units and Additional Units, taken together with the Shares issuable pursuant to any other grants under the Plan, exceed the individual limitation per year that is set forth within Section 6 of the Plan.

2. Vesting. Subject to the provisions of Sections 3 and 4 below, the Units shall vest in accordance with this Section 2, subject to the Participant’s continued employment with the Company until the last day of the Measurement Period. The Additional Units shall vest to the extent that the underlying Units vest in accordance with this Section 2 or Sections 3 and 4 below. Notwithstanding anything in this Award Agreement to the contrary, the Committee may, at any time, in its reasonable discretion, remove or adjust the performance goals described in this Section 2. The Units and Additional Units will vest on the last day of the Measurement Period in accordance with this Section 2 based on the Percentile Ranking for the Measurement Period as follows:

Percentile Ranking	Units Vesting Percentage
Less than 30%	50%
50%	100%
At least 75%	150%

The Units Vesting Percentage shall be calculated on the basis of straight line interpolation in the event that the Percentile Ranking for the Measurement Period is between the Percentile Rankings shown above. By way of example, if the Percentile Ranking achieved is (i) 40%, or (ii) 62.5%, then the Units Vesting Percentage would be 75% and 125%, respectively.

3. Covered Termination. If the Participant remains in the continuous employ of the Company from the Grant Date until the date of the Participant’s Covered Termination (as described in Section 8(c) below), then the Participant will be deemed to have satisfied the service vesting condition and the vesting of the Units and Additional Units shall be based on the satisfaction of the Percentile Ranking for the Measurement Period as set forth in Section 2 as if the Participant had remained employed through the last day of the Measurement Period.

4. Change of Control. If the Participant remains in the continuous employ of the Company from the Grant Date until the date on which a Change of Control occurs, then, upon the Change of Control, the Participant shall vest in the number of Units and Additional Units that would have vested under Section 2 calculated as if the Measurement Period ended on the date of the Change of Control.

5. Settlement of Awards. Subject to Section 6 below, vested Units and vested Additional Units shall be settled as soon as practicable upon vesting and in no event later than March 15 of the year following the year in which the applicable Units vested, provided that in the event that the Units and Additional Units vest upon a Change of Control under Section 4, the Units and Additional Units shall be settled as soon as practicable following the Change in Control but in no event later than ninety days following the Change of Control. So long as the Company remains publicly traded on a recognized exchange in North America, settlement shall be in the form of Shares or, if so approved by the Committee, in cash of equivalent value. If the Company is no longer publicly traded on a recognized exchange in North America, settlement shall be in cash or equivalent value.

6. Termination of Units.

(a) Generally. Except as provided in Section 3, upon the termination of the Participant’s employment with the Company for any reason before the last day of the Measurement Period, all outstanding, unvested Units and outstanding, unvested Additional Units shall be immediately cancelled for no consideration. Units and corresponding Additional Units that do not become vested in accordance with Section 2 shall be cancelled for no consideration on the last day of the Measurement Period.

(b) Settlement Following Termination. For avoidance of doubt, following the Participant’s termination of employment with the Company, the Participant still shall be entitled to receive payment as set forth in Section 5 above for any Units and Additional Units that become vested as provided in this Award Agreement on or before the termination of the Participant’s employment with the Company.

7. Rights as a Stockholder. The Participant shall have no rights as a stockholder of the Company with respect to the Units and any Additional Units issued hereunder until Shares are delivered to the Participant upon settlement of vested Units and vested Additional Units.

8. Definitions. For purposes of this Award Agreement, the terms Cause, Company TSR, Covered Termination, Measurement Period, Peer Group, Peer Group TSR and Percentile Ranking shall have the following meanings:

(a) “Cause” shall mean, if the Participant is a party to an Employment Agreement and the Employment Agreement provides for a definition of “Cause” (or substantially similar term), the definition contained therein. If no Employment Agreement exists, or if such Employment Agreement exists but “Cause” (or substantially similar term) is not defined therein, then Cause shall mean as defined in the Plan.

(b) “Company TSR” shall mean the average annual total shareholder return (Common Stock appreciation/depreciation during the Measurement Period plus dividends paid on a share of Common Stock during the Measurement Period) of the Company over the term of the Measurement Period, expressed as a percentage. For purposes of calculating Common Stock appreciation/depreciation, the Common Stock prices for the beginning and end of the Measurement Period shall be the volume-weighted average price of the Common Stock as reported on the principal securities exchange on which the Common Stock is listed for the twenty trading days preceding the start or end, as applicable, of the Measurement Period. For purposes of calculating Company TSR, dividends for the period shall be treated as reinvested. The Company TSR shall be determined in the Company’s reasonable discretion and shall be subject to adjustment by the Committee in its sole discretion.

(c) “Covered Termination” shall mean, if the Participant is a party to an Employment Agreement and the Employment Agreement provides for a definition of “Termination Without Cause” and/or “Resignation With Good Reason” (or substantially similar terms), the definition contained therein. If no Employment Agreement exists, or if such Employment Agreement exists but neither “Termination Without Cause” nor “Resignation With Good Reason” (or substantially similar terms) are defined therein, then Covered Termination shall mean a termination of the Participant’s employment by the Company without Cause.

(d) “Employment Agreement” means an employment agreement entered into between the Participant and the Company or any of the Participating Companies.

(e) “Measurement Period” means the period beginning on January 1, 2024 and ending on December 31, 2026.

(f) “Peer Group” shall mean the office real estate companies listed on a major U.S. stock exchange on December 31, 2023, as set for on Exhibit A, which remain publicly traded on an established exchange for the entire Measurement Period, except as described below. The Peer Group shall exclude a company that is acquired or completes a “going private” transaction pursuant to Rule 13e-3 of the Securities Exchange Act of 1934 during or prior to the Measurement Period. The Peer Group shall include a company which has filed for bankruptcy protection in accordance with the U.S. Bankruptcy Code or is otherwise involuntarily de-listed from an established exchange (other than as the result of being acquired or completing a “going private” transaction) after December 31, 2023, with such bankrupt or de-listed companies being deemed to have a Peer Group TSR of negative 100%.

(g) “Peer Group TSR” shall mean, for each member of the Peer Group, the average annual return (common stock appreciation/depreciation during the Measurement Period plus dividends paid on a share of common stock during the Measurement Period) over the term of the Measurement Period, expressed as a percentage. For purposes of calculating common stock appreciation/depreciation, the common stock prices for the beginning and end of the Measurement Period shall be the volume-weighted average price of the common stock as reported on the principal securities exchange on which the common stock is listed for the twenty trading days preceding the start or end, as applicable, of the Measurement Period. For purposes of calculating the Peer Group TSR, dividends for the period shall be treated as reinvested. The Peer Group TSR shall be determined in the Company’s reasonable discretion.

(h) “Percentile Ranking” means the relative ranking of the Company based on the Company’s TSR for the Measurement Period compared to the Peer Group TSR of each member of the Peer Group for the same Measurement Period. For this purpose, the Percentile Rank will be determined using Excel’s PercentRank.Inc function, including the Company’s TSR in the array, or such other comparable method if the Excel function does not exist at the time.

9. Plan to Prevail. This Award Agreement, the Units and Additional Units granted hereby, and the Shares subject hereto, are subject to all of the terms and provisions of the Plan. In the event of a conflict between the terms and provisions of this Award Agreement and the Plan, the provisions in the Plan shall prevail. Unless otherwise explicitly indicated herein, in the event of a conflict between the terms and provisions of the Employment Agreement and the Plan and/or the Award Agreement, the provisions of the Employment Agreement shall prevail, provided that the terms of this Award Agreement shall govern the determination of the number of Units and Additional Units that shall vest if the Participant experiences a Covered Termination or upon a Change of Control.

10. Administration. By accepting the grant of the Units and right to receive Additional Units, the Participant agrees (i) that the Committee shall have full power to interpret the terms and conditions of this Award Agreement and resolve, in its sole discretion, any discrepancies or questions of facts, and (ii) that no member of the Committee shall be liable for any action or determination made in good faith with respect to the Units, any Additional Units, or this Agreement. Any action taken or decision made by the Company, the Committee or its delegates arising out of or in connection with the construction, administration, interpretation or effect of this Award Agreement shall lie within its sole and absolute discretion, shall not require the Participant’s consent and shall be final, conclusive and binding upon the Participant and all persons claiming under or through the Participant. Any certifications by the Committee pursuant to this Award Agreement shall be determined in writing and may be in any form determined by the Committee (including as part of applicable meeting minutes or in a written consent). By accepting the grant of the Units and right to receive Additional Units, the Participant and each person claiming under or through the Participant shall be conclusively deemed to have indicated acceptance and ratification of, and consent to, any action taken or decision made under, or with respect to, this Award Agreement by the Company, the Committee or its delegates. Notwithstanding anything in this Award Agreement or the Plan to the contrary, the Committee may at any time, in its sole discretion, elect to vest or accelerate the vesting of all or any portion of the Units and Additional Units.

11. Notices. Any notice to be given to the Company hereunder shall be in writing and shall be addressed to the Company’s Chief Financial Officer at the Company’s headquarters, or at such other address as the Company may hereafter designate to the Participant by notice as provided in this Section 11. Any notice to be given to the Participant hereunder shall be addressed to the Participant’s home address of record with the Company. A notice shall be deemed to have been duly given when personally delivered or mailed by registered or certified mail to the party entitled to receive it.

12. No Employment/Service Right. The grant of the Units and the terms set forth in this Award Agreement shall not confer upon the Participant the right to employment with, or other service to, the Company.

13. Successors and Assigns. The terms of this Award Agreement shall be binding upon and inure to the benefit of the Company and the successors and assigns of the Company.

14. No Right to Future Awards. The grant of the Units does not confer on the Participant any right or entitlement to receive any other compensation at any time in the future or with respect to any future period.

15. Governing Law. This Award Agreement shall be interpreted, construed and administered in accordance with the laws of the State of New York applicable to contracts executed and to be performed entirely therein, without giving effect to conflict of law provisions.

16. Section 409A of the Code. This Award Agreement and the Plan are intended to either avoid the application of, or comply with, Section 409A of the Code. To that end, this Award Agreement and the Plan shall at all times be interpreted in a manner that is consistent with Section 409A of the Code.

17. Entire Agreement. The Plan, this Award Agreement and the Employment Agreement constitute the entire agreement between the parties hereto with regard to the subject matter hereof. This Award Agreement supersedes all other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the Units. By accepting the grant of the Units and the right to receive Additional Units, the Participant shall be deemed to accept all of the terms and conditions of this Award Agreement.

18. Amendments. Notwithstanding any provision set forth in this Award Agreement and subject to all applicable laws, rules and regulations, the Committee shall have the power to, without the Participant’s consent, (i) alter or amend the terms and conditions of this Award Agreement in any manner that the Committee considers necessary or advisable, in its sole discretion, to comply with, or take into account changes in, or interpretations or rescissions of, applicable tax laws, including Section 409A of the Code, securities laws, employment laws, accounting rules or standards and other applicable laws, rules, regulations, guidance, ruling, judicial decision or legal requirement; (ii) alter or amend the terms and conditions of this Award Agreement in any manner that the Committee determines necessary or advisable to reflect any changes in the Company’s corporate structure, so long as the Committee reasonably determines such change is equitable to the Participant; and (iii) waive any terms and conditions that operate in favor of the Company. Any alteration or amendment of the terms of this Award Agreement shall be effective only upon adoption by the Committee, and, upon such adoption, shall become and be binding on all persons affected thereby. The Company shall give notice to the Participant of any such alteration or amendment as promptly as practicable after the adoption thereof.

[SIGNATURE PAGE FOLLOWS]

CITY OFFICE REIT, INC.

BY:
Authorized Signature

Name:

Consented and Agreed to:

[SIGNATURE PAGE TO THE PERFORMANCE RESTRICTED STOCK UNIT AWARD AGREEMENT]